Exhibit 4.2
M-SYSTEMS FLASH DISK PIONEERS LTD.
SECTION 102 STOCK OPTION /STOCK PURCHASE PLAN
1. Purpose. The M-Systems Flash Disk Pioneers Ltd. Section 102 Stock Option Plan (the “Plan”) is intended to (i) provide a method whereby employees (including officers and directors who are employees) of M-Systems Flash Disk Pioneers Ltd. (the “Company”) who are making and are expected to continue making substantial contributions to the successful management and growth of the Company may be offered an opportunity to acquire Ordinary Shares, par value NIS.001 (“Ordinary Shares” or “Shares”) of the Company, in order to increase their proprietary interests in the Company and their incentive to remain in and advance in the employ of the Company and, (ii) attract and retain personnel of experience and ability by granting such persons an opportunity to acquire Ordinary Shares in order to obtain a proprietary interest in the Company. Accordingly, the Company may, from time to time, grant restricted employee stock options (“Employee Stock Options”) to purchase Ordinary shares of the Company on the terms and conditions hereinafter established, to such employees as may be selected in the manner hereinafter provided. Employee Stock options and the Shares issuable thereunder shall be held in escrow for the benefit of such employees by or in the name of an escrow agent approved for such purposes by the Israel Tax Authority (the “Escrow Agent”). Employee Stock Options are referred to herein as “Option(s)”.
2. Application of Section 102 of the Income Tax Ordinance
     (a) The provisions governing the exemption of tax for options granted to employees as embodied in Section 102 of the Israel Income Tax Ordinance (New Version) (the “Ordinance”) and its regulations, Income Tax Rules (Tax Benefits in Stock Issuance to Workers) 5349-1989 (the “Rules”) shall be applied to the Plan and the Options. The Escrow Agent and each employee participating in this Plan shall comply with the Ordinance and Rules and with the Escrow Agreement entered into between the Company and the Escrow Agent.
     (b) No employee participating in this Plan shall claim an exemption from Israeli tax pursuant to Sections 95 or 97(a) of the Income Tax Ordinance (New Version) or pursuant to the Law for the Encouragement of Industry (Taxes) 5729-1960 in connection with a transfer by such employee of an Option or the underlying Shares prior to the end of the “Holding Period” as defined in Rule 1(i) of the Rules.
     (c) Each participating employee shall be obligated to immediately notify the Company and the Escrow Agent of his request, if any, to the Income Tax Authority pursuant to Rule 6(b) of the Rules in the event the Shares underlying the Options are registered on any stock exchange. Nothing herein shall obligate the Company to register its shares or any portion of its shares on a stock exchange.

     (d) The Option, or the Shares issued upon exercise of the Option, as the case may be, shall be held by the Escrow Agent for two years from the date of the grant of the Option. After the two year holding period and subject to any further period under Sections 7(f), the Escrow Agent may release the Options or Shares to the employee only after (i) the receipt by the Escrow Agent of an acknowledgement from the Income Tax Authority that the employee has paid any applicable tax due pursuant to the Ordinance and the Rules, or (ii) the Escrow Agent withholds any applicable tax due pursuant to the Ordinance and Rules.
     (e) In the event a share dividend (bonus shares) is declared on Shares acquired pursuant to an Option, such dividend shares shall be subject to the provisions of Sections 2 and 7 and the holding period for such dividend shares shall be measured from the commencement of the holding period for the Option from which the dividend was declared.
     (f) The exemption under Section 102 of the Ordinance shall be forfeited and the employee shall be required to pay any applicable tax promptly at such time as: (i) the employee’s employment is terminated during the two year holding period (other than because of death or some other reason acceptable to the Income Tax Authority); (ii) the Company or the employee fails to comply with one or more other conditions for the exemption as required by the Ordinance, Rules or Income Tax Authority; or (iii) the Income Tax Authority withdraws or cancels the exemption for the Plan or the particular employee. Notwithstanding the loss of an exemption, the Escrow Agent shall continue to hold the Option (to the extent the Option remains exercisable following termination of employment) or Shares issued upon exercise of the Option for the remainder of the applicable holding period under Section 102 of the Ordinance.
3. Administration. The Plan shall be administered by the Board of Directors or a Stock Option Committee (the “Committee”) appointed by the Board of Directors of the Company. The Committee shall consist of no fewer than three members who may also be members of the Board of Directors of the Company and participate in the Plan. Subject to the terms and conditions of the Plan and relevant commitments of the Company, the Board of Directors, or if the Board of Directors so directs, the Committee, shall have full authority in its discretion, from time to time, and at any time, to select the employees to whom Options shall be granted, to determine the number of shares to be covered by each Option, the time at which the Option shall be granted, the terms and conditions of Option Agreements and, except as hereinafter provided, the

Option exercise price and the term during which the Options may be exercised.
The Board of Directors may at any time appoint or remove members of the Committee and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman, and shall hold its meetings at such time and place as it shall deem advisable. All actions of the Committee shall be taken by a majority of its members and can be taken by written consent in lieu of a meeting. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.
The initial Committee shall be comprised of Dov Moran, Arie Mergui, and Gideon Tolkowsky.
4. Interpretation and Amendment. The interpretation, construction or determination of any provisions of the Plan by the Board of Directors or the Committee if so empowered by the Board, shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.
The Board of Directors may, at any time, amend, alter, suspend or terminate the Plan; provided, however, that any such action shall not impair any Options theretofore granted under the Plan.
5. Participants. Options may be granted under the Plan for the benefit of key employees of the Company (including employees who are also directors or officers of the Company).
Receipt of stock options under any other stock option plan maintained by the Company shall not, for that reason, preclude an employee from receiving Options under the Plan, provided however, that no employee shall be granted an Option if prior to the grant or as a result of the exercise of the Option, such employee would hold, directly or indirectly in his name or with a relative as defined in the Ordinance (i) 10% of the outstanding shares of the Company, (ii) 10% of the voting power of the Company, (iii) the right to hold or purchase 10% of the outstanding equity or voting power, or (iv) the right to obtain 10% of the “profit” of the Company as defined in the Ordinance.
6. Ordinary Shares. (a) The Ordinary Shares which may be issued and sold pursuant to Options granted under the Plan from time to time shall not exceed in the aggregate 245,000 Ordinary Shares of the Company.

     (b) Shares issued under Options within two years from the date of the grant will be issued to the Escrow Agent for the benefit of the employee who shall have such rights of a shareholder as are set forth in the Option Agreement therefor.
     (c) In the event the employee’s rights do not vest in the Shares issued under Options and are reacquired by the Escrow Agent as trustee on behalf of the Company, such shares may be reissued under the Plan and, pending reissuance, the Escrow Agent shall vote the shares in accordance with the directions of the Board of Directors.
     (d) The Escrow Agent shall vote Shares held by the Escrow Agent in accordance with the directions of the Board of Directors until such time as the employee’s interest in such shares vests pursuant to the Plan. The Escrow Agent will have no rights to equity participation as to Ordinary Shares held in escrow except as otherwise specified by the Board of Directors or Committee.
7. Terms and Conditions of Options. Options granted pursuant to the Plan shall be in such form and on such terms as the Board of Directors or the Committee, as the case may be, shall, from time to time, approve, but subject, nevertheless, to the following terms and conditions:
     (a) The Option shall state the total number of shares of Ordinary Shares to which it relates and no fractional shares of Ordinary Shares shall be issued.
     (b) The option exercise price per Ordinary Share issuable upon the exercise of an Option, shall be such amount as may be determined by the Board of Directors or the Committee, as the case may be, and such price shall be set forth in the Option Agreement between the Company and the employee.
     (c) Notwithstanding any other provision of the Plan, the term of an Option shall be for a period of not more than ten (10) years and one (1) day from the date such Option is granted.
     (d) An Option must be granted within ten (10) years of the date the Plan is adopted.
     (e) Notwithstanding any other provisions of the Plan, the Escrow Agent shall hold the Option in favor of an employee or his successors or hiers for at least two years after the grant of the Option or purchase of Purchased Shares or such longer period as may be required for the full exercise of the Option or vesting of rights in the Purchased Shares as provided under the Option Agreement.

     (f) Subject to subparagraph (e), the Option shall state the time or times at which it may be exercised in whole or in part (but in no event earlier than two years from the date of the grant) and such terms shall be incorporated into and be made a part of the Option Agreement between the Company and the employee.
     (g) The provisions of this Paragraph 7 and the provisions of any Option Agreement between the Company and an employee relating to the time of exercise, the restrictions against disposition and the vesting of the employee’s interest shall be applied according to their terms or according to such other terms and conditions, or at such other time and dates, as the Board of Directors or the Committee, as the case may be, may from time to time establish.
8. Termination of Employment. (a) Subject to paragraph 2(f) of the Plan and Section 102 of the Ordinance, the Option Agreement may provide that
          (i) if the employee to whom an Option has been granted (the “holder”) ceases to be employed by the Company as a result of his disability or his retirement with the consent of the Company, then any Options that are exercisable by him at the time he ceases to be employed by the Company, and only to the extent such Options are exercisable as of such time, may be exercised by him within two (2) years after the date of disability or one (1) year after the date of retirement with the consent of the Company (as determined by the Board of Directors or the Committee), respectively;
          (ii) if the holder of an Option ceases to be employed by the Company as a result of his dismissal without cause, then any Options that are exercisable by him at the time he ceases to be employed by the Company, and only to the extent such Options are exercisable as of such time, may be exercised by him within sixty (60) days after the date he ceases to be employed by the Company;
          (iii) if the holder of an Option ceases to be employed by the Company as a result of his dismissal for cause (as determined by the Board of Directors of the Company in its sole discretion), the Option Agreement may provide for the termination of any Options granted to such employee or allow him to exercise any Options that are exercisable by him at the time he ceases to be employed by the Company, and only to the extent such Options are exercisable as of such time, within thirty (30) days after the date he ceases to be employed by the Company.
     (b) Notwithstanding the foregoing, any termination of employment prior to the expiration of the 2 year period required under Section 102 of the Ordinance and Rules may subject the employee to forefeiture of the tax benefits available under Section 102 of the Ordinance.
9. Death. Subject to the provisions of Section 102 of the Ordinance, the Option Agreement may provide that if a holder of an Option shall die while in the employ of the Company, his estate, personal representative or beneficiary shall have the right to exercise the entire Option granted to the optionholder pursuant to the Plan at any time within two (2) years from the date of his death (or within such shorter period as may be specified by the Company in the Option Agreement), in respect of the total number of shares as to which he would have been entitled to exercise an Option at the date of his death.
10. Stock Splits, Mergers, etc. In case of any stock split, stock dividend or similar transaction applicable to all the outstanding Ordinary Shares of the Company, appropriate adjustment shall be made by the Board of Directors, whose determination shall be final, to the number of Ordinary Shares which may be purchased under the Plan and the number and option exercise price per Ordinary Share which may be purchased under outstanding Options. In the case of a merger, sale of assets or similar transaction which results in a replacement of the Company’s Ordinary Shares with stock of another corporation, the Company will be required to replace any outstanding Options granted under the Plan with comparable options to purchase the stock of such other corporation. The Company may provide for immediate maturity of all outstanding Options, with all Options not being exercised within the time period specified by the Board of Directors being terminated.
11. Transferability. Options are not assignable or transferable, except by will or the laws of descent and distribution to the extent set forth in Paragraph 9 and, Options, during an optionholder’s lifetime, may be exercised only by him.
12. Exercise of Options. An optionholder electing to exercise an Option shall give written notice to the Company of such election and of the number of Ordinary Shares that he has elected to acquire. An optionholder shall have no rights of a stockholder with respect to Ordinary Shares covered by the Option until after the date of issuance of a stock certificate to him upon partial or complete exercise of his Option and as may be otherwise set forth in the Option Agreement therefor.
13. Written Option. Agreements granting Options under the Plan (“Option Agreements”) shall be in writing, duly executed and delivered by or on behalf of the Company and the employee, and shall contain such terms and conditions as the Board of Directors or the Committee, as the case may be, deems advisable. If there is any conflict between the terms and conditions of any Option Agreement and of the Plan, the terms and conditions of the Plan shall control.
14. Payment. a. The employee shall waive a portion of his salary payment in consideration for the Option.
          b. The option exercise price shall be payable in cash, by certified check or by the tender of Ordinary Shares or, at the discretion of the Board of Directors, by paying in cash, at the minimum, the par value of the Ordinary Shares being acquired and executing a promissory note for the balance of the purchase or option exercise price. If the Ordinary Shares are tendered as payment of the option exercise price, the value of such shares shall be their fair market value as of the date of exercise. If such tender would result in the issuance of fractional Ordinary Shares, the Company shall instead return the difference in cash or by check to the employee.
15. Restrictions on Issuing Shares. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any national, state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise in the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
16. Term of Plan. The Plan shall terminate ten (10) years after the Plan is adopted by the Board of Directors, and no Option shall be granted pursuant to the Plan after that date.

17. Application of Funds. The proceeds received by the Company from the sale of Ordinary Shares pursuant the exercise of Options granted under the Plan will be used for general corporate purposes.
18. Obligation to Exercise Option. The granting of an Option shall impose no obligation on the optionholder to exercise such option.
19. Continuance of Employment. Neither the Plan nor any Option Agreement shall impose any obligation on the Company to continue the employment of any optionholder, and nothing in the Plan or in any Option shall confer upon any holder any right to continue in the employ of the Company or conflict with the right of either to terminate such employment at any time.
20. Effectiveness of the Plan. The Plan shall become effective on the date of its adoption by the Board of Directors, but subject, nevertheless, to such approvals as may be required by any public authorities, including but not limited to the Income Tax Authority.

M-SYSTEMS FLASH DISK PIONEERS LTD.
STOCK OPTION PLAN
(Incentive and Restricted Stock Options)
1. Purpose. The M-Systems Flash Disk Pioneers Ltd. (the “Plan”) is intended to provide a method whereby employees (including officers and directors) of M-Systems Flash Disk Pioneers Ltd. (the “Company”) and its subsidiaries who are making and are expected to continue making substantial contributions to the successful management and growth of the Company and its subsidiaries may be offered an opportunity to acquire Ordinary Shares, par value NIS 0.001 per share (the “Ordinary Shares”), of the Company, in order to increase their proprietary interests in the Company and their incentive to remain in and advance in the employ of the Company and its subsidiaries and to attract and retain personnel of experience and ability by granting such persons an opportunity to acquire a proprietary interest in the Company. Accordingly, the Company may, from time to time, grant to such employees as may be selected in the manner hereinafter provided, incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986 (the “Code”) (“Incentive Stock Options”), and restricted stock options (“Restricted Stock Options”) to purchase Ordinary Shares of the Company on the terms and conditions hereinafter established. The Incentive Stock Options and Restricted Stock Options sometimes are referred to herein individually as an “Option” and collectively as the “Options”.
2. Administration. The Plan shall be administered by the Board of Directors or a Stock Option Committee (the “Committee”) appointed by the Board of Directors of the Company. The Committee shall consist of no fewer than three members who may also be members of the Board of Directors of the Company and participate in the Plan. Should the Company become subject to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the Committee shall consist of not fewer than three (3) “disinterested persons”, as that term is defined in subparagraph (d)(3) of Rule 16b-3 (“Rule 16b-3”) under the Exchange Act. Members of the Committee then will not be able to participate in the Plan or become members if one year prior to an occurrence whereby the Company becomes subject to Rule 16b-3 they received an option under any plan of the Company. Subject to the terms and conditions of the Plan and relevant commitments of the Company, the Board of Directors, or, if the Board of Directors so directs, the Committee, shall have full authority in its discretion, from time to time, and at any time, to select the employees to whom Options shall be granted, to determine the number of shares to be covered by each Option, the time at which the Option shall be granted, the terms and conditions of Option Agreements (as hereinafter defined), and, except as hereinafter provided, the option exercise price and the term during which the Options may be exercised.

The Board of Directors may at any time appoint or remove members of the Committee and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its Chairman, and shall hold its meetings at such time and place as it shall deem advisable. A majority of its members shall constitute a quorum. All actions of the Committee shall be taken by a majority of its members and can be taken by unanimous written consent in lieu of a meeting. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.
The members of the initial Committee shall be Dov Moran, Arie Mergui and Gideon Tolkowsky.
3. Interpretation and Amendment. The interpretation, construction or determination of any provisions of the Plan by the Board of Directors or the Committee if so empowered by the Board, shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.
The Board of Directors may, at any time, amend, alter, suspend or terminate the Plan; provided, however, that any such action shall not impair any Options theretofore granted under the Plan, and provided further that without the approval of the holders of at least the majority of the voting stock of the Company voting at a duly held meeting: (i) the total number of Ordinary Shares that may be purchased under the Plan shall not be increased (except as permitted by Paragraph 12); (ii) the minimum option exercise price shall not be decreased (except as permitted by Paragraph 12); (iii) the option period during which outstanding Options granted under the Plan may be exercised shall not be extended; and (iv) the class of individuals eligible to receive options under the Plan shall not be altered.
4. Participants. Options may be granted under the Plan to key employees of the Company and its subsidiaries (including employees who are also directors or officers of the Company or its subsidiaries). Solely for the purposes of granting Restricted Stock Options under the Plan, the term “employees” shall also include directors and officers of and consultants to the Company or any subsidiary. The status of the option as either Incentive Stock Options or Restricted Stock Options will be clearly set forth in the Option Agreements. The term “subsidiary” shall mean “subsidiary corporation” as defined in Section 425 of the Code. No Incentive Stock Option shall be granted to an employee who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent

(10%) of the total combined voting power of all classes of capital stock of the Company or any subsidiary of the Company; provided, however, that an Incentive Stock Option may be granted to such an employee if, at the time such Incentive Stock Option is granted, the option exercise price is at least 110 percent (110%) of the fair market value of the Ordinary Shares subject to the Incentive Stock Option, and such Incentive Stock Option is by its terms not exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.
Subject to the preceding paragraph, receipt of stock options under any other stock option plan maintained by the Company or any subsidiary shall not, for that reason, preclude an employee from receiving Options under the Plan.
5. Ordinary Shares. The Ordinary Shares which may be issued and sold pursuant to Options granted under the Plan from time to time shall not exceed in the aggregate 100,000 Ordinary Shares of the Company to be issued and sold pursuant to Incentive Stock Options and Restricted Stock Options, as the Board of Directors or Committee, as the case may be, in its sole discretion, may determine. The Ordinary Shares issued and sold under the Plan may be the Company’s authorized but unissued shares or shares held by a trustee for later issuance as optioned shares as a result of the grant and exercise of an option. Shares issued to the trustee under the Plan may be voted by the Board of Directors until such shares are optioned shares as a result of the exercise of an option but such shares shall not be entitled to dividend or distribution in liquidation unless and until an option therefor is granted and exercised.
Should any Option expire or terminate for any reason without having been exercised in full, the unsold shares covered thereby shall be added to the shares otherwise available for option hereunder.
6. Terms and Conditions of Options. Options granted pursuant to the Plan shall be in such form and on such terms as the Board of Directors or Committee, as the case may be, shall, from time to time, approve, but subject, nevertheless, to the following terms and conditions:
     (a) The Option shall state (i) the total number of Ordinary Shares to which it relates and no fractional Ordinary Shares shall be issued, and (ii) the time or times at which it may be exercised in whole or in part.
     (b) The option exercise price per Ordinary Share

issuable upon the exercise of an Incentive Stock Option shall be not less than one hundred percent (100%) of the fair market value of the Ordinary Shares covered by such option at the date such option is granted, or, in the case of an employee who at the time the Incentive Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company any subsidiary of the Company, the option exercise price shall be not less than one hundred and ten percent (110%) of the fair market value of Ordinary Shares covered by such Option.
     (c) The option exercise price per share of Ordinary Shares issuable upon the exercise of a Restricted Stock Option shall be determined by the Board of Directors or the Committee, as the case may be, but shall be not less than the lower of (i) seventy-five (75%) of the book value per share of Ordinary Shares as of the end of the fiscal year immediately preceding the date of such grant, or (ii) seventy-five (75%) of the fair market value per share of Ordinary Shares on the date of such grant.
     (d) Notwithstanding any other provision of the Plan, the term of an Incentive Stock Option and the term of a Restricted Stock Option shall be for a period of not more than ten (10) years from the date such option is granted.
     (e) An Option must be granted within ten (10) years of the date the Plan is adopted by the Board of Directors in accordance with Sections 17 and 21.
     (f) No individual shall be given the opportunity, under this Plan, to exercise Incentive Stock Options for the purchase of Ordinary Shares valued (at the time of grant of the Incentive Stock options) in excess of $100,000, in any calendar year, unless and to the extent that said Options shall have first become exercisable in the preceding year. No Incentive Stock Option shall be granted hereunder in such a manner as would cause the foregoing restrictions to be violated.
7. Restrictions on Disposition and Vesting of Interest in Employee. Shares of Ordinary Shares acquired by an employee pursuant to the exercise of a Restricted Stock Option under the Plan shall not be sold, transferred, or otherwise disposed of and shall not be pledged or otherwise hypothecated, except as provided in Section 12 and in this Section 7. (Any such sale, transfer or other disposition, or any pledge or other hypothecation shall hereinafter be referred to as a “disposition”). The Board of Directors or the Committee, as the case may be, shall provide for the issuance of restricted shares subject to this Section to a trustee (the “Trustee”) for the benefit of the employee until such time as the employee acquires a vested interest in accordance with the provisions of this Section 7. In the event of the termination of employment under conditions disallowing the vesting of rights in the employee partially or wholly, shares issued and subject to restrictions hereunder shall, except as provided below, be held by the Trustee free of any rights of the employee and the Trustee shall make payment to the employee of the original exercise price of the Restricted Stock Option the exercise of which resulted in the subject shares. Shares as to which the restrictions against disposition have lapsed and the employee’s interest has vested in accordance with the provisions set forth below shall be referred to as “free shares”. Shares as to which the restrictions against dispositon have not lapsed and the employee’s interest has not vested as provided below shall be referred to as “restricted shares”. Holders of restricted shares may but need not be permitted by the terms of the Option Agreement to vote their shares in any meeting of holders of Ordinary Shares.
     (a) The restrictions against disposition of shares acquired pursuant to the Plan shall lapse and the employee’s interest therein shall vest as determined by the Board of Directors or Committee, as the case may be, and such terms shall be incorporated into and be made a part of the Option Agreement between the Company and the employee. Any provision for the lapse of the restrictions against disposition and the vesting of the employee’s interest shall apply with respect to shares subject to an Option whether or not the Option has been exercised in whole or part on the date of lapse or vesting.
     (b) In the event of the termination of employment for any reason, shares issued to the employee pursuant to the exercise of a Restricted Stock Option under the Plan, which shares have not as of the date of termination of employment, become free shares as defined above, shall not be subject to any further right or interest of the employee. Within sixty (60) days following the lapse of the employee’s right to acquire a vested interest, the Company shall direct the Trustee to compensate the employee (at the original acquisition price) for such number of shares as the Company determines and shall direct the Trustee to release to the employee any shares for which no such payment has been directed. Nothing in this Paragraph 7 shall require the Company or the Trustee to make payment for shares issued to employees under the Plan.
     (c) Notwithstanding any of the foregoing restrictions, any restricted shares acquired under the Plan may at any time be pledged or otherwise hypothecated to secure borrowing by the employee to obtain the acquisition price to be paid by the employee for such shares, provided, however, that the amount of such borrowing may not exceed the acquisition price of such shares.
     (d) The provisions of this Paragraph 7 and the provisions of any Option Agreement between the Company and an employee relating to the restrictions against disposition and the vesting of the employee’s interest shall be applied according to their terms or according to such other terms and conditions, or at such other time and dates, as the Board of Directors or the Committee, as the case may be, may from time to time establish.
8. Notice of Election under Section 83(b). With respect to the exercise of Restricted Stock Options, each employee making an election under Section 83(b) of the Code and the Regulations and Rulings promulgated thereunder will provide a copy thereof to the Company within thirty (30) days of the filing of such election with the Internal Revenue Service. Any insider acquiring Options after the Company becomes subject to Rule 16b-3 who elects the election under Section 83(b) of the Code and the Regulations promulgated thereunder, shall notify the Company within thirty (30) days of filing such election.
9. Termination of Employment. The Option Agreement may provide that if the holder of an Option ceases to be employed by the Company or any subsidiary as a result of his disability or his retirement with the consent of the Company, then any Options that are exercisable by him at the time he ceases to be employed by the Company or its subsidiaries, and only to the extent such Options are exercisable as of such time, may be exercised by him within two (2) years after the date of disability or one (1) year after the date of retirement with the consent of the Company (as determined by the Board of Directors or the Committee), respectively. If the holder of an Option ceases to be employed by the Company or any subsidiary as a result of his dismissal without cause, then any Options that are exercisable by him at the time he ceases to be employed by the Company or its subsidiaries, and only to the extent such Options are exercisable as of such time, may be exercised by him within sixty (60) days after the date he ceases to be employed by the Company or its subsidiaries. If the holder of an Option ceases to be employed by the Company or any subsidiary as a result of his dismissal for cause (as determined by the Board of Directors in its sole discretion), the Option Agreement may provide for the termination of any options granted to such employee or allow him to exercise any Options that are exercisable by him at the time he ceases to be employed by the Company or its subsidiaries, and only to the extent such Options are exercisable as of such time, within thirty (30) days after the date he ceases to be employed by the Company or its subsidiaries.
Solely for purposes of the Plan, the transfer of an employee from the employ of the Company to a subsidiary of the Company, or vice-versa, shall not be deemed a termination of employment.
10. Death. The Option Agreement may provide that if a holder of an Option shall die while in the employ of the Company or any subsidiary of the Company, his estate, personal representative or beneficiary shall have the right to exercise the entire Option granted to the optionholder pursuant to the Plan at any time within two (2) years from the date of his death (or within such shorter period as may be specified by the Company in the Option Agreement), in respect of the total number of shares as to which he would have been entitled to exercise an Option at the date of his death.
11. Stock Splits, Mergers, etc. In case of any stock split, stock dividend or similar transaction applicable to all the outstanding shares of the Company equally which increases or decreases the number of outstanding Ordinary Shares, appropriate adjustment shall be made by the Board of Directors, whose determination shall be final, to the number of Ordinary Shares which may be purchased under the Plan, and the number of Ordinary Shares and option exercise price per Ordinary Share which may be purchased under outstanding options. In the case of a merger, sale of assets or similar transaction which results in a replacement of the Company’s Ordinary Shares with stock of another corporation, the Company will be required to replace any outstanding Options granted under the Plan with comparable options to purchase the stock of such other corporation. The Company may provide for immediate maturity of all outstanding Options prior to the effectiveness of such merger, sale of assets or similar transaction, with all Options not being exercised within the time period specified by the Board of Directors being terminated.
12. Transferability. Options are not assignable or transferable, except by will or the laws of descent and distribution to the extent set forth in Paragraph 10 and, during an optionholder’s lifetime, may be exercised only by him.
13. Exercise of Options. An optionholder electing to exercise an Option shall give written notice to the Company of such election and of the number of Ordinary Shares that he has elected to acquire. An optionholder of a Restricted Stock Option shall have no rights of a stockholder with respect to

Ordinary Shares covered by this Option until after the date of issuance of a stock certificate to him upon partial or complete exercise of his Option except in the case restricted option shares are delivered to a Trustee whereby a proxy is delivered to the former optionholder. A holder of Incentive Stock Options shall have rights of a stockholder with respect to Ordinary Shares upon exercise of the Option.
14. Written Option Agreement. Agreements granting Options under the Plan (“Option Agreements”) shall be in writing, duly executed and delivered by or on behalf of the Company and the optionholder, shall contain such terms and conditions as the Board of Directors or Committee, as the case may be, deems advisable, and shall specify its application to a Restricted Stock Option or Incentive Stock Option. If there is any conflict between the terms and conditions of any Option Agreement and of the Plan, the terms and conditions of the Plan shall control.
15. Payment. The option exercise price shall be payable upon the exercise of the Option in cash, by certified check or by the tender of Ordinary Shares or, at the discretion of the Board of Directors, by paying in cash, at the minimum, the par value of the Ordinary Shares being acquired and executing a promissory note for the balance of the option exercise price, provided that said note shall bear interest in the case of Incentive Stock Options, at a rate which is no less than the lowest applicable U.S. federal rate required to be charged to preclude the recharacterization of any amount of stated principal as interest for U.S. federal tax purposes. In the case of Restricted Stock Options, the interest rate will be determined by the Board of Directors or the Committee, as the case may be. If the Ordinary Shares are tendered as payment of the option exercise price, the value of such shares shall be their fair market value as of the date of exercise. If such tender would result in the issuance of fractional Ordinary Shares, the Company shall instead return the difference in cash or by check to the employee.
16. Restrictions on Issuing Shares. The exercise of each option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise in the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
17. Term of Plan. The Plan shall terminate ten (10) years after the Plan is adopted by the Board of Directors, and no Option shall be granted pursuant to the Plan after that date.
18. Application of Funds. The proceeds received by the Company from the sale of Ordinary Shares pursuant to the exercise of Options granted under the Plan will be used for general corporate purposes.
19. Obligation to Exercise Option. The granting of an Option shall impose no obligation on the optionholder to exercise such option.
20. Continuance of Employment. Neither the Plan nor any Option Agreement shall impose any obligation on the Company or on any subsidiary of the Company to continue the employment of any optionholder, and nothing in the Plan or in any Option Agreement shall confer upon any optionholder any right to continue in the employ of the Company or the subsidiary of the Company or conflict with the right of either to terminate such employment at any time.
21. Effectiveness of the Plan. The Plan shall become effective on the date of its adoption by the Board of Directors, but subject, nevertheless, to (1) approval, within twelve (12) months thereof, by the stockholders representing at least a majority of the voting stock of the Company or by such greater percentage as may from time to time be required under the laws of the State of Israel, and (2) such approvals as may be required by any other public authorities. Options under this Plan may be granted but not exercised until it is approved by the Company’s shareholders. In the event the Plan is not approved, the Plan shall terminate and all Options granted shall be void and have no force or effect.